Exhibit 32
Section 906 Certification
Gina R. Boswell, the Chief Executive Officer, and Eva C. Boratto, the Chief Financial Officer, of Bath & Body Works, Inc. (the “Company”), each certifies that, to the best of our knowledge:
(i)the Annual Report of the Company on Form 10-K dated March 22, 2024 for the fiscal year ended February 3, 2024 (the “Form 10-K”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GINA R. BOSWELL
Gina R. Boswell Chief Executive Officer

/s/ EVA C. BORATTO
Eva C. Boratto Chief Financial Officer

Date: March 22, 2024